EXHIBIT 10.1
InfraSource Services, Inc. Non-Employee Director Compensation Plan
     Under the current Non-Employee Director Compensation Plan of InfraSource Services, Inc., each non-employee director is entitled to receive:
•	an annual retainer fee of $25,000 for each non-employee director;

•	an additional annual retainer of $25,000 for serving as Chairman of the Board of Directors or Lead Director;

•	an annual retainer of $7,500 for each non-chairman member serving on the Audit Committee and an additional annual retainer of $2,500 for serving as Chairman of the Audit Committee;

•	an annual retainer of $5,000 for each non-chairman member serving on the Compensation Committee and an additional annual retainer of $2,500 for serving as Chairman of the Compensation Committee;

•	an annual retainer of $5,000 for serving on the Nominating and Corporate Governance Committee and an additional annual retainer of $2,500 for serving as Chairman of the Nominating and Corporate Governance Committee;

•	an annual retainer of $5,000 for serving on any other committee of the Board;

•	each director elected to the Board for the first time shall receive a restricted stock award; and

•	each director elected Chairman of the Board for the first time shall receive an additional restricted stock award.